Exhibit 10.30


                     AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT

      This Amendment dated September 29, 2005 hereby amends the Employment Agreement dated August 3, 2004, by and between SpeechSwitch, Inc., f/k/a iVoice Technology 3, Inc., a New Jersey corporation (hereinafter referred to as the "Company"), having an office at 750 Highway 34, Matawan, New Jersey 07747 and Jerome Mahoney, having his office at 750 Rt. 34, Matawan, NJ 07747 (hereinafter referred to as the "Executive").

                              W I T N E S S E T H :

      WHEREAS, the Company and the Executive mutually desire to amend the Employment Agreement; and

      NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

1. Subparagraphs 5(a)(ii), 5(b)(i) and 5(d)(v) are hereby deleted in their entirety.

2. The following language appearing as the second to last sentence of Subparagraph 5(b)(iii) shall be deleted: "For those Options not surrendered and canceled pursuant to this subparagraph, the Company shall guaranty the Executive's loan for such amount as needed by the Executive to exercise those outstanding Options that may be exercised as they become exercisable by the Executive."

3. All references within the Employment Agreement to Subparagraph 5(b)(ii) shall hereinafter refer to Subparagraph 5(b)(i). All references within the Employment Agreement to Subparagraph 5(b)(iii) shall hereinafter refer to Subparagraph 5(b)(ii). All references within the Employment Agreement to Subparagraph 5(b)(iv) shall hereinafter refer to Subparagraph 5(b)(iii).

4. All other terms of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date written below.


SpeechSwitch, Inc.                        Jerome Mahoney


By: /s/ Bruce Knef                        By: /s/ Jerome Mahoney
   -----------------                         ---------------------


Title: President, Chief Executive Officer and Chief Financial Officer


Date:__________________             Date:__________________